                                                                   Exhibit 4.7.4

                          THIRD AMENDMENT AND AGREEMENT

         THIS THIRD AMENDMENT AND AGREEMENT ("Agreement") is made as of the 31st day of May, 2002, by and among WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (formerly known as First Union National Bank) with offices at 300 North Greene Street, 5th Floor, Greensboro, North Carolina 27401 ("Bank"); OLD DOMINION FREIGHT LINE, INC., a Virginia corporation with its principal place of business at 500 Old Dominion Way, Thomasville, North Carolina 27360 ("Company"); and ODIS, INC., a Delaware corporation ("Guarantor").

                                   WITNESSETH:

         WHEREAS, the Company and the Bank are parties to a certain Credit Agreement dated as of May 31, 2000 (the "Credit Agreement"), pursuant to which the Bank extended to the Company financial accommodations in the form of a revolving line of credit in the original maximum principal amount of Fifty Million Dollars ($50,000,000) (the "Revolving Loans") and a standby letter of credit facility in the original maximum principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000);

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement;

         WHEREAS, the Revolving Loans are evidenced by that certain Revolving Credit Note dated May 31, 2000, executed by the Company in favor of the Bank in the original maximum principal amount of Fifty Million Dollars ($50,000,000)(the "Note");

         WHEREAS, the Obligations are guaranteed by that certain Guaranty Agreement dated May 31, 2000, executed by the Guarantor in favor of the Bank (the "Guaranty");

         WHEREAS, the documents and instruments evidencing and/or securing the foregoing indebtedness, as heretofore amended, are referred to herein collectively as the "Loan Documents;"

         WHEREAS, the Bank, the Borrower and the Guarantor executed that certain First Amendment and Agreement dated February 1, 2001, amending certain of the Loan Documents as provided therein;

         WHEREAS, the Bank, the Borrower and the Guarantor executed that certain Second Amendment and Agreement dated May 31, 2001, amending certain of the Loan Documents as provided therein;

         WHEREAS, the Borrower has requested that the Bank increase the available amount of the Letter of Credit Facility, and the Bank has agreed to provide such additional financing subject to the terms and conditions of this Agreement; and

         NOW THEREFORE, for value received and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Amendment to Credit Agreement.
         -----------------------------

         (a) The definition entitled "Letter of Credit Facility Commitment" in
Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

         "`Letter of Credit Facility Commitment' shall mean Twenty Million Dollars ($20,000,000)."

         (b) The definition entitled "Termination Date for Letter of Credit Facility" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

         "`Termination Date for Letter of Credit Facility' shall mean the earliest of:

              (i)    May 30, 2003;

              (ii) The date of termination of the Letter of Credit Facility by Bank after the occurrence of an Event of Default;

              (iii) Such date of termination of the Letter of Credit Facility as is mutually agreed upon by Bank and Borrower; and

              (iv) The date that all Obligations have been paid in full and Bank is no longer obligated to issue Letters of Credit hereunder."

         (c) The following Schedules to the original Credit Agreement are hereby amended by replacing such Schedules with the corresponding Schedules attached hereto:

Schedule 1.1A     Letters of Credit

Schedule 6.9      Places of Business and Principal Place of Business
Schedule 6.22A    Capitalized Leases
Schedule 8.3      Funded Debt
Schedule 8.4      Permitted Liens

         2. Ratification. Except as the same have been amended hereby, the Credit Agreement, the Note, the Guaranty, and the other Loan Documents shall in all respects remain in full force and effect and are in all respects hereby ratified and affirmed, and the amendments effected by this Agreement shall not constitute a novation of any of the Borrower's or the Guarantor's obligations under such documents. Each of such documents shall be deemed to be amended as necessary to the extent necessary to be consistent with the amendments effected by this Agreement.

         3. Execution by Guarantor. By its execution below, the Guarantor hereby consents to the terms and conditions of this Agreement and reaffirms and ratifies its obligations under the Guaranty, which shall in all respects remain in full force and effect and is hereby ratified and affirmed. The Guarantor hereby acknowledges that its obligations under the Guaranty shall include, without limitation, its guarantee of the Company's obligations to the Bank under the Note, as amended hereby.

         4. Representations and Warranties.

         (a) The Company hereby affirms each covenant made by it in the Credit Agreement as if set forth herein in full (together with any modifications provided for herein), and represents and warrants to the Bank that the representations and warranties set forth in the Credit Agreement remain true, correct and complete in all material respects as of the date hereof, except (i) representations and warranties that relate solely to an earlier date or which are no longer true due to an action or event specifically permitted by the provisions of the Credit Agreement, and (ii) representations and warranties modified by the Schedules attached hereto, which representations and warranties are reaffirmed to the extent of the additional information provided by the Schedules attached hereto. The Guarantor hereby affirms each representation, warranty and covenant made by it in the Guaranty as if set forth herein in full.

         (b) Each of the Company and the Guarantor acknowledges and confirms that there are no defenses, claims or setoffs available to Company or to the Guarantor which would operate to limit its obligations under the Credit Agreement, the Note, the Guaranty, or the other Loan Documents to which is a party thereto, or under any of such documents as amended hereby.

         (c) Each of the Company and the Guarantor covenants, represents and warrants as follows:

                  (i) each of the Company and the Guarantor has the full corporate power and authority to enter into this Agreement and the documents and instruments contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder; and

                  (ii) no default or event of default under any of the Loan Documents, or event, condition, act or circumstance which with the giving of notice or the passage of time or both could constitute a default or event of default under any of the Loan Documents, has occurred and is continuing on the date hereof.

         5. Fees and Expenses. The Company shall pay all out-of-pocket expenses, costs and charges incurred by Bank (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this Agreement.

         6. Condition Precedent. As express conditions precedent to the effectiveness of this Agreement, the Company shall (a) provide to the Bank certified copies of resolutions of the Board of Directors of the Company and the Guarantor authorizing the execution and delivery of, and performance under, this Agreement, and a current Certificate of Existence or Good Standing for the Company and the Guarantor issued by the Secretary of State of Virginia and Delaware, respectively; and (b) pay to the Bank the $10,000 amendment fee.

                      [BALANCE OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

ATTEST:                                OLD DOMINION FREIGHT LINE, INC.

JOEL McCARTY, JR.                      By: J. WES FRYE
-----------------                         --------------------------------------
Secretary                                 Title: Senior Vice President - Finance


[ CORPORATE SEAL ]


ATTEST:                                  ODIS, INC.

JOEL McCARTY, JR.                        By: J. WES FRYE
-----------------                        --------------------------------------
Secretary                                Title: Senior Vice President - Finance


[ CORPORATE SEAL ]





                                         WACHOVIA BANK,
                                         NATIONAL ASSOCIATION

                                         By: ANDREW PAYNE
                                         ---------------------
                                         Title: Vice President

STATE OF NORTH CAROLINA
COUNTY OF GUILFORD

         In Greensboro on the _____ day of ______________, 2002, before me personally appeared _________________, _______________ of OLD DOMINION FREIGHT LINE, INC., known by me to be the party executing the foregoing instrument and he/she acknowledged said instrument by him/her so executed to be his/her free act and deed and the free act and deed of Old Dominion Freight Line, Inc.

--------------------------------------
          Notary Public

My commission expires:

-------------------------




STATE OF NORTH CAROLINA
COUNTY OF GUILFORD

         In Greensboro on the _____ day of ______________, 2002, before me personally appeared _________________, _______________ of ODIS, INC., known by me to be the party executing the foregoing instrument and he/she acknowledged said instrument by him/her so executed to be his/her free act and deed and the free act and deed of ODIS, Inc.

--------------------------------------
           Notary Public

My commission expires:

-------------------------

                                  Schedule 1.1A

                                Letters of Credit

LOC#                  Beneficiary                        Letter of Credit
----                  -----------                        ----------------

S034701               GA SI Guaranty Trust               $   500,000


S039135               Utica Mutual - Deaton                  500,000


SO36413               Pacific Emp Ins Co.                  3,800,000


SO36416               Van Liner Ins Co.                      500,000


SM408316C             Protective Ins Co.                   4,860,000


                                                         $10,160,000

                                  Schedule 6.9

                             Places of Business and
                           Principal Place of Business

Corporate Headquarters:

500 Old Dominion Way
Thomasville, NC 27360

See listing of terminal locations attached hereto.

                                 Schedule 6.22A


                               Capitalized Leases


    Lessor                    Description of                    Location            Outstanding
    ------                    --------------                    --------            -----------
                             Leased Property                                          Balance
                             ---------------                                          -------

TransAmerica      Various trailers obtained through Goggin        Various             $49,049
Business Credit   Truck Line, Inc. acquisition

                                  Schedule 8.3

                                   Funded Debt

Debtholder                                                               Amount
----------                                                               ------

See Schedule 1.1A.

See Funded Debt secured by liens noted on
Schedule 8.4.

See Operating Lease noted on Schedule 6.22A.

                                  Schedule 8.4

                                 Permitted Liens


  Secured Party                              Description of Property              Outstanding Balance   Location
  -------------                              -----------------------              -------------------   --------
IBM Credit Corporation            IBM AS/400-740 Processor;                           $  623,854        Corporate
                                  IBM AS/400-740 Processor Upgrade; 9406 SYSTEM
                                  Office UNITS; AS/400 OPERATING SYSTEM; with
                                  various Peripherals and other units

Bank One                          Various Trailers-Carter Acquisition                 $  872,417        various

Total                                                                                 $1,496,271